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                                                                     EXHIBIT 8.2







                       November 17, 2004







Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, Michigan 48265

Central Originating Lease Trust
c/o Central Originating Lease, LLC
200 Renaissance Center
Detroit, Michigan 48265


Re:      CAPITAL AUTO RECEIVABLES, INC.
         REGISTRATION STATEMENT ON FORM S-3 (No. 333-120252)
         CENTRAL ORIGINATING LEASE TRUST
         REGISTRATION STATEMENT ON FORM S-1 (No. 333-120252-01)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), and Central Originating Lease Trust, a Delaware statutory trust ("COLT"), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statements"), filed by the Company and COLT with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") and by COLT of Secured Notes (as defined below).

                  Three different base prospectuses and prospectus supplements are contained in the Registration Statements. One prospectus and related prospectus supplement (the "Owner Trust Prospectus") pertains to offerings of asset backed notes and/or certificates secured by loan receivables issued by various Capital Auto Receivables Asset Trusts (each, a "CARAT Trust"). A second prospectus and related prospectus supplement (the "Grantor Trust Prospectus") pertains to offerings of asset backed certificates secured by loan receivables issued by GMAC Grantor Trusts. The third prospectus (the "Secured Note Basic Prospectus") and related prospectus supplement (the "Secured Note Prospectus Supplement" and, together with the Secured Note Basic Prospectus, the "Secured Note Prospectus") pertains to offerings of asset backed notes and/or certificates by various CARAT Trusts that are secured by secured notes issued by COLT. This opinion relates only to the Secured Note Prospectus and its exhibits contained in the Registration Statements.



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November 17, 2004
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                  As described in the Secured Note Prospectus, the Securities issued pursuant to the Secured Note Prospectus and related secured note prospectus supplements will be (i) Asset Backed Notes ("Notes") and Asset Backed Certificates ("Certificates") that will be issued in series, and (ii) secured notes that will secure the Notes and Certificates ("Secured Notes"). The Notes of each series will be treated as indebtedness of the related CARAT Trust. The Certificates will represent beneficial interests in the CARAT Trust which the Company, as Seller, General Motors Acceptance Corporation ("GMAC"), as a CARAT Servicer, and the applicable Certificateholders will agree to treat as equity interests in either: (i) a grantor trust (each, a "Tax Trust"), (ii) a partnership (each, a "Tax Partnership"), or (iii) if the Certificates are all owned by the Company, a division of the Company which is disregarded as a separate entity (each, a "Tax Non-Entity"). Each series of Notes and Certificates will be issued by a CARAT Trust, which will be a Delaware statutory trust or common law trust to be formed by the Company pursuant to a CARAT Trust Agreement (each, a "CARAT Trust Agreement") between the Company and a CARAT Owner Trustee to be specified in the related Secured Note Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of Notes and Certificates. The Notes of any CARAT Trust will be issued pursuant to (1) a CARAT Indenture (each, a "CARAT Indenture") between the CARAT Trust and a CARAT Indenture Trustee to be specified in the related Secured Note Prospectus Supplement, (2) a CARAT Pooling and Servicing Agreement (each, a "CARAT Pooling and Servicing Agreement") between GMAC and the Company, and (3) a CARAT Trust Sale and Servicing Agreement (each, a "CARAT Trust Sale and Servicing Agreement") between the CARAT Trust, the Company and General Motors Acceptance Corporation, as CARAT servicer. The Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement. The Secured Notes will be issued by COLT to GMAC pursuant to a COLT Indenture (each, a "COLT Indenture") between COLT and a COLT Indenture Trustee to be specified in the related Secured Note Prospectus, and will be sold and assigned by GMAC to the Company pursuant to a CARAT Pooling and Servicing Agreement and by the Company to a CARAT Trust pursuant to a CARAT Trust Sale and Servicing Agreement.

                  We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and/or Certificates, and in order to express the opinion stated herein, we have examined copies of the Registration Statements and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statements,
(a) (i) the form of CARAT Indenture (including the form of Notes and Certificates), (ii) the form of CARAT Pooling and Servicing Agreement, (iii) the form of CARAT Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a "Trust Certificate")), (iv) the form of CARAT Trust Sale and Servicing Agreement and (v) the form of CARAT Administration Agreement between the related CARAT Owner Trustee, the related CARAT Indenture Trustee and GMAC, as administrator (collectively, the "CARAT Transfer and Servicing Agreements") and (b) (i) the form of COLT Indenture (including the form of Secured Notes),
(ii) the form of COLT Sale and Contribution Agreement between GMAC and COLT pursuant to which the lease assets securing the secured notes will be sold by COLT to GMAC, (iii) the form of COLT Servicing Agreement between GMAC and a COLT Indenture Trustee and (iv) the form of COLT

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November 17, 2004
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Custodian Agreement between GMAC and COLT (collectively, the "COLT Agreements").
We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

                  The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

                  Based on the foregoing and assuming that the COLT Agreements and the CARAT Transfer and Servicing Agreements with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the COLT Agreements and the CARAT Transfer and Servicing Agreements and the COLT Agreements in fact occur in accordance with the terms thereof, we are of the opinion that the discussions presented in the Secured Note Basic Prospectus and the Secured Note Prospectus Supplement forming part of the Registration Statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" and the discussions presented in the Secured Note Prospectus Supplement forming part of the Registration Statements under the caption "SUMMARY - - Tax Status" are based upon reasonable interpretations of existing U.S. federal tax law. To the extent that such discussions expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes or Certificates, we hereby confirm and adopt such opinion herein. We also note the Secured Note Basic Prospectus, the Secured Note Prospectus Supplement and the operative documents related thereto filed as Exhibits to Registration Statements do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of any actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                                   Sincerely,



                                                   MAYER, BROWN ROWE & MAW, LLP
EAR/JSH/WAL